Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Second Quarter 2024 Results
TYSONS, VA (July 31, 2024) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2024 and provided an operational update.
Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change(1)		2024	2023	Change(1)
Comparable RevPAR	$194.90	$191.03	2.0%		$185.28	$177.05	4.6%
Comparable Occupancy	77.1%	77.0%	0.1	% pts	74.0%	72.2%	1.8	% pts
Comparable ADR	$252.90	$248.33	1.8%		$250.51	$245.38	2.1%

Comparable Total RevPAR	$311.32	$301.74	3.2%		$300.50	$286.81	4.8%

Net income (loss)	$67	$(146)	145.9%		$96	$(113)	185.0%
Net income (loss) attributable to stockholders	$64	$(150)	142.7%		$92	$(117)	178.6%

Operating income (loss)	$121	$(98)	223.0%		$213	$(18)	1,315.2%
Operating income (loss) margin	17.5%	(13.7%)	3,120	bps	16.1%	(1.3%)	1,740	bps

Comparable Hotel Adjusted EBITDA	$199	$192	3.4%		$367	$337	8.8%
Comparable Hotel Adjusted EBITDA margin	29.9%	29.8%	10	bps	28.6%	27.7%	90	bps

Adjusted EBITDA	$193	$187	3.2%		$355	$333	6.6%
Adjusted FFO attributable to stockholders	$137	$129	6.2%		$248	$221	12.2%

Earnings (loss) per share - Diluted(1)	$0.30	$(0.70)	142.9%		$0.44	$(0.54)	181.5%
Adjusted FFO per share – Diluted(1)	$0.65	$0.60	8.3%		$1.18	$1.01	16.8%
Weighted average shares outstanding – Diluted	211	215	(4)		211	218	(7)
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(1)Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am pleased with our second quarter results as the strategic investments we made in Key West and Orlando continued to bolster our performance, coupled with strong group and leisure demand trends at our hotels in Boston, Miami and New York, resulting in Comparable RevPAR growth of 2% compared to the second quarter of 2023. Group demand continues to improve with 2024 Comparable Group Revenue Pace up nearly 10% compared to the same time last year, driven by accelerated business demand, an increase in citywide events and strong convention calendars at our Boston, Chicago and New York hotels, especially in the third quarter where Comparable Group Revenue Pace is up nearly 13% and is expected to drive increased Comparable RevPAR growth relative to the second quarter.

Additionally, during the second quarter, we continued to execute our capital allocation strategies by extending our debt maturities by refinancing our $650 million of senior notes that were due in June 2025, advancing our efforts to dispose of non-core assets, and repurchasing nearly 1.7 million shares of our common stock for $25 million at a significant discount to our estimated net asset value. With current liquidity of nearly $1.4 billion, we remain laser-focused on creating long-term shareholder value by further strengthening our balance sheet, while reshaping our portfolio through non-core asset sales and investments back in our core portfolio with value-enhancing ROI projects and leverage-neutral share repurchases.”
Additional Highlights
•In May 2024, issued $550 million of 7.000% senior notes due 2030 ("2030 Senior Notes") and amended the Company's existing credit agreement to include a new $200 million senior unsecured term loan facility due May 2027 ("2024 Term Loan"). Net proceeds from the 2030 Senior Notes and the 2024 Term Loan were used to repurchase or redeem all of the $650 million of 7.500% senior notes due in 2025 ("2025 Senior Notes"), and the remainder was used for general corporate purposes;
•In June 2024, repurchased nearly 1.7 million shares of common stock for a total purchase price of $25 million, or an average purchase price of $15.01 per share;
•In June 2024, made the decision to permanently close the Hilton Oakland Airport, which the Company anticipates will occur during the third quarter of 2024. In connection with that decision, the Company notified the ground lessor of the hotel of its termination of the ground lease on or about the date on which the hotel closes. The Hilton Oakland Airport incurred an EBITDA loss of $3 million for the trailing twelve months;
•In July 2024, the joint ventures that own and operate the Hilton La Jolla Torrey Pines sold the hotel for gross proceeds of approximately $165 million, and the Company's pro-rata share of the gross proceeds was approximately $41 million, which was reduced by Park's portion of debt of approximately $17 million; and
•In July 2024, paid its second quarter 2024 cash dividend of $0.25 per share to stockholders of record as of June 28, 2024 and declared its third quarter 2024 cash dividend of $0.25 per share to stockholders of record as of September 30, 2024, to be paid on October 15, 2024.
Operational Update
Results for Park's Comparable hotels in each of the Company’s key markets are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	2Q24	2Q23	Change(1)	2Q24	2Q23	Change		2Q24	2Q23	Change(1)
Hawaii	2	3,507	$304.25	$300.71	1.2%	86.9%	93.1%	(6.2	% pts)	$264.54	$280.11	(5.6%)
Orlando	3	2,325	239.96	231.00	3.9	68.3	68.4	(0.1)		164.01	158.12	3.7
New York	1	1,878	314.23	308.51	1.9	88.7	86.8	1.9		278.70	267.78	4.1
New Orleans	1	1,622	218.36	214.74	1.7	66.4	73.3	(6.9)		145.06	157.46	(7.9)
Boston	3	1,536	279.37	264.23	5.7	85.9	82.4	3.5		239.91	217.79	10.2
Southern California	5	1,773	224.55	239.42	(6.2)	81.8	77.8	4.0		183.69	186.29	(1.4)
Key West	2	461	555.43	516.68	7.5	77.0	42.8	34.2		427.75	221.08	93.5
Chicago	3	2,467	246.98	248.86	(0.8)	70.7	70.3	0.4		174.63	174.93	(0.2)
Puerto Rico	1	652	288.67	287.33	0.5	74.8	82.1	(7.3)		216.03	235.92	(8.4)
Washington, D.C.	2	1,085	212.73	197.56	7.7	81.7	80.8	0.9		173.88	159.66	8.9
Denver	1	613	204.90	209.98	(2.4)	69.4	75.0	(5.6)		142.28	157.53	(9.7)
Miami	1	393	252.49	245.71	2.8	84.0	81.6	2.4		212.07	200.52	5.8
Seattle	2	1,246	165.56	167.61	(1.2)	78.8	69.8	9.0		130.47	117.06	11.5
San Francisco	2	660	227.67	245.53	(7.3)	75.6	70.9	4.7		172.13	174.15	(1.2)
Other	10	3,210	182.36	181.43	0.5	68.3	69.7	(1.4)		124.62	126.41	(1.4)
All Markets	39	23,428	$252.90	$248.33	1.8%	77.1%	77.0%	0.1	% pts	$194.90	$191.03	2.0%
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(1)Calculated based on unrounded numbers.

Changes in Park's 2024 Comparable RevPAR for the three and six months ended June 30, 2024 compared to the same periods in 2023, by hotel type were as follows:

	Three Months Ended June 30,	Six Months Ended June 30,
	2024 vs 2023	2024 vs 2023
Resort	2.2%	5.2%
Urban	(0.1)	3.1
Airport	6.5	6.0
Suburban	5.5	6.9
All Types	2.0	4.6
Park continued to see improvements in demand as business travel accelerated and group demand continued to witness ongoing strength at its resort hotels and certain urban hotels, with Comparable group revenues for the second quarter of 2024 increasing by nearly 8% year-over-year. Comparable RevPAR growth for the second quarter was driven by increases at its resort hotels of over 2% year-over-year. RevPAR at the Casa Marina Key West, Curio Collection, where full-scale renovations occurred between May 2023 and December 2023, increased nearly 215% compared to the second quarter of 2023, while the hotel achieved the highest food and beverage revenue quarter from group events. The Bonnet Creek Orlando complex continued to benefit from its transformative renovation, with RevPAR at the Signia Bonnet Creek hotel increasing 9% compared to the second quarter of 2023, driven by group demand for its Waterside Ballroom and renovated meeting space, while RevPAR at the Waldorf Astoria Orlando increased 11%, with rate increasing over 13%, compared to the second quarter of 2023. Group revenues increased nearly 24% and 8% at the Signia Bonnet Creek hotel and Waldorf Astoria Orlando, respectively, compared to the second quarter of 2023. Certain of Park's urban hotels benefited from increased group business and citywide events, including the Hyatt Regency Boston and Hilton New York Midtown where group revenues increased nearly 24% and 15%, respectively, compared to the second quarter of 2023.
At the end of June 2024, Comparable Group Revenue Pace and room night bookings for 2024 increased nearly 10% and 5%, respectively, as compared to what 2023 group bookings were at the end of June 2023, with 2024 average Comparable group rates projected to exceed 2023 average Comparable group rates by approximately 5% for the same time period. Additionally, at the end of June 2024, Comparable Group Revenue Pace and room night bookings for 2025 increased over 7% and 3%, respectively, as compared to what 2024 group bookings were at the end of June 2023, with 2025 average Comparable group rates projected to exceed 2024 average Comparable group rates by approximately 4% for the same time period.
Balance Sheet and Liquidity
Park's current liquidity is nearly $1.4 billion, including approximately $950 million of available capacity under the Company's revolving credit facility ("Revolver"). As of June 30, 2024, Park's Net Debt was approximately $3.6 billion, which excludes the $725 million non-recourse CMBS Loan ("SF Mortgage Loan") secured by the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels").
Following the repurchase or redemption of all the $650 million 2025 Senior Notes, which were due in June 2025, with proceeds from the issuance of the $550 million 2030 Senior Notes and the $200 million 2024 Term Loan in May 2024, and excluding the SF Mortgage Loan, the weighted average maturity of Park's consolidated debt is 3.6 years as of June 30, 2024.
Park had the following debt outstanding as of June 30, 2024:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2024
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2024(1)	$53
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	127
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	158
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
2030 Senior Notes		7.00%	February 2030	550
Finance lease obligations		7.66%	2024 to 2028	1
Total Fixed Rate Debt		5.10%(2)		3,683

Variable Rate Debt
Revolver(3)	Unsecured	SOFR + 1.80%(4)	December 2026	—
2024 Term Loan	Unsecured	SOFR + 1.75%(4)	May 2027	200
Total Variable Rate Debt		7.18%		200

Add: unamortized premium				—
Less: unamortized deferred financing costs and discount				(27)
Total Debt(5)(6)		5.21%(2)		$3,856
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(1)The loan matures in August 2042 but became callable by the lender in August 2022 with six months of notice. As of June 30, 2024, Park had not received notice from the lender.
(2)Calculated on a weighted average basis.
(3)Park has approximately $950 million of available capacity under the Revolver.
(4)SOFR includes a credit spread adjustment of 0.1%.
(5)Excludes $157 million of Park’s share of debt of its unconsolidated joint ventures, which excludes approximately $17 million of Park's share of debt that was repaid in connection with the sale of the Hilton La Jolla Torrey Pines in July 2024.
(6)Excludes the SF Mortgage Loan, which is included in debt associated with hotels in receivership in Park's consolidated balance sheets. In October 2023, the Hilton San Francisco Hotels were placed into court-ordered receivership, and thus, Park has no further economic interest in the operations of the hotels.

Capital Investments
Park expects to incur approximately $270 million to $290 million in capital improvement costs during 2024, of which $51 million was spent during the second quarter of 2024. Key upcoming renovations and return on investment projects include:

(dollars in millions)
Projects & Scope of Work	Estimated Start Date	Estimated Completion Date	Budget
Hilton Hawaiian Village Waikiki Beach Resort
Phase 1: Renovation of 392 guestrooms and the addition of 12 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 808	Q3 2024	Q1 2025	$44
Phase 2: Renovation of 404 guestrooms and the addition of 14 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 822	Q3 2025	Q1 2026	$43
Lobby renovation: Renovation of the Rainbow Tower lobby	Q3 2025	Q1 2026	$1
Hilton Waikoloa Village
Phase 1: Renovation of 197 guestrooms and the addition of 6 guestrooms through the conversion of suites to increase room count at the Palace Tower to 406	Q3 2024	Q4 2024	$32
Phase 2: Renovation of 203 guestrooms and the addition of 5 guestrooms through the conversion of suites to increase room count at the Palace Tower to 411	Q3 2025	Q4 2025	$33
Lobby renovation: Renovation of the Palace Tower lobby	Q3 2025	Q4 2025	$3
Hilton New Orleans Riverside
Phase 1: Renovation of 250 guestrooms at the 1,167-room Main Tower	Q3 2024	Q4 2024	$16
Phase 2: Renovation of 437 guestrooms at the 1,167-room Main Tower	Q2 2025	Q4 2025	$32
Dividends
Park declared a second quarter 2024 cash dividend of $0.25 per share to stockholders of record as of June 28, 2024. The second quarter 2024 cash dividend was paid on July 15, 2024.
On July 26, 2024, Park declared a third quarter 2024 cash dividend of $0.25 per share to be paid on October 15, 2024 to stockholders of record as of September 30, 2024. The declared dividends translate to an annualized yield of 6.6% based on recent trading levels. Park is currently targeting a pay-out ratio in the range of 65% to 70% of Adjusted FFO per share for the full year, which based on Park's current guidance, translates into an incremental top-off dividend to be declared during the fourth quarter of 2024.
Full-Year 2024 Outlook
Park has revised its full-year 2024 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2024 Outlook as of July 31, 2024				Full-Year 2024 Outlook as of April 30, 2024				Change at Midpoint
Metric	Low		High		Low		High

Comparable RevPAR	$185		$187		$186		$188		$(1)
Comparable RevPAR change vs. 2023	3.5%		4.5%		4.0%		5.5%		(75)	bps

Net income	$155		$185		$151		$191		$(1)
Net income attributable to stockholders	$144		$174		$140		$180		$(1)
Earnings per share – Diluted(1)	$0.69		$0.83		$0.66		$0.85		$0.01
Operating income	$410		$441		$407		$446		$(1)
Operating income margin	15.6%		16.5%		15.4%		16.6%		—	bps

Adjusted EBITDA	$660		$690		$655		$695		$—
Comparable Hotel Adjusted EBITDA margin(1)	27.3%		28.1%		27.1%		28.1%		10	bps
Comparable Hotel Adjusted EBITDA margin change vs. 2023(1)	(50)	bps	30	bps	(70)	bps	30	bps	10	bps
Adjusted FFO per share – Diluted(1)	$2.10		$2.26		$2.07		$2.27		$0.01
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(1)Amounts are calculated based on unrounded numbers.

Park's outlook is based in part on the following assumptions:

•Includes 50 bps of RevPAR and $9 million of Hotel Adjusted EBITDA disruption from renovations at certain of Park's hotels, of which $8 million is associated with renovations at Park's Hawaii hotels;
•Adjusted FFO excludes $60 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan for full-year 2024, which began in June 2023 and is required to be recognized in interest expense until legal title to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2024 of 210 million; and
•Park's Comparable portfolio as of July 31, 2024 and does not take into account potential future acquisitions, dispositions, including the Hilton Oakland Airport, or any financing transactions, which could result in a material change to Park’s outlook.
Park's full-year 2024 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.
Conference Call
Park will host a conference call for investors and other interested parties to discuss second quarter 2024 results on August 1, 2024 beginning at 12 p.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2024 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park's decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender's exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park's indebtedness, the completion of capital allocation priorities, the expected repurchase of Park's stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts ("REIT") with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 42 premium-branded hotels and resorts with approximately 26,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Property and equipment, net	$7,422	$7,459
Contract asset	789	760
Intangibles, net	42	42
Cash and cash equivalents	449	717
Restricted cash	35	33
Accounts receivable, net of allowance for doubtful accounts of $4 and $3	133	112
Prepaid expenses	75	59
Other assets	40	40
Operating lease right-of-use assets	181	197
TOTAL ASSETS (variable interest entities – $237 and $236)	$9,166	$9,419
LIABILITIES AND EQUITY
Liabilities
Debt	$3,856	$3,765
Debt associated with hotels in receivership	725	725
Accrued interest associated with hotels in receivership	64	35
Accounts payable and accrued expenses	230	210
Dividends payable	58	362
Due to hotel managers	111	131
Other liabilities	171	200
Operating lease liabilities	215	223
Total liabilities (variable interest entities – $217 and $218)	5,430	5,651
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 209,770,362 shares issued and 208,917,170 shares outstanding as of June 30, 2024 and 210,676,264 shares issued and 209,987,581 shares outstanding as of December 31, 2023	2	2
Additional paid-in capital	4,133	4,156
Accumulated deficit	(355)	(344)
Total stockholders' equity	3,780	3,814
Noncontrolling interests	(44)	(46)
Total equity	3,736	3,768
TOTAL LIABILITIES AND EQUITY	$9,166	$9,419

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rooms	$416	$442	$790	$824
Food and beverage	182	178	364	359
Ancillary hotel	66	72	128	137
Other	22	22	43	42
Total revenues	686	714	1,325	1,362

Operating expenses
Rooms	105	117	207	224
Food and beverage	121	128	244	255
Other departmental and support	155	165	300	323
Other property	57	63	109	123
Management fees	33	34	63	64
Impairment and casualty loss	7	203	13	204
Depreciation and amortization	64	64	129	128
Corporate general and administrative	18	16	35	32
Other	20	22	41	42
Total expenses	580	812	1,141	1,395

Gain on sale of assets, net	—	—	—	15
Gain on derecognition of assets	15	—	29	—

Operating income (loss)	121	(98)	213	(18)

Interest income	5	10	10	20
Interest expense	(54)	(52)	(107)	(104)
Interest expense associated with hotels in receivership	(15)	(9)	(29)	(17)
Equity in earnings from investments in affiliates	1	3	1	7
Other (loss) gain, net	(3)	3	(3)	4

Income (loss) before income taxes	55	(143)	85	(108)
Income tax benefit (expense)	12	(3)	11	(5)
Net income (loss)	67	(146)	96	(113)
Net income attributable to noncontrolling interests	(3)	(4)	(4)	(4)
Net income (loss) attributable to stockholders	$64	$(150)	$92	$(117)

Earnings (loss) per share:
Earnings (loss) per share - Basic	$0.31	$(0.70)	$0.44	$(0.54)
Earnings (loss) per share - Diluted	$0.30	$(0.70)	$0.44	$(0.54)

Weighted average shares outstanding – Basic	209	215	209	217
Weighted average shares outstanding – Diluted	211	215	211	218

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$67	$(146)	$96	$(113)
Depreciation and amortization expense	64	64	129	128
Interest income	(5)	(10)	(10)	(20)
Interest expense	54	52	107	104
Interest expense associated with hotels in receivership(1)	15	9	29	17
Income tax (benefit) expense	(12)	3	(11)	5
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2	5	5
EBITDA	185	(26)	345	126
Gain on sales of assets, net	—	—	—	(15)
Gain on derecognition of assets(1)	(15)	—	(29)	—
Gain on sale of investments in affiliates(2)	—	(3)	—	(3)
Share-based compensation expense	5	5	9	9
Impairment and casualty loss	7	203	13	204
Other items	11	8	17	12
Adjusted EBITDA	$193	$187	$355	$333
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(1)For the three and six months ended June 30, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.
(2)Included in other (loss) gain, net.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
COMPARABLE HOTEL ADJUSTED EBITDA AND
COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA	$193	$187	$355	$333
Less: Adjusted EBITDA from investments in affiliates	(8)	(8)	(16)	(15)
Add: All other(1)	14	13	29	26
Hotel Adjusted EBITDA	199	192	368	344
Less: Adjusted EBITDA from hotels disposed of	—	(1)	(1)	(3)
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	—	1	—	(4)
Comparable Hotel Adjusted EBITDA	$199	$192	$367	$337

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total Revenues	$686	$714	$1,325	$1,362
Less: Other revenue	(22)	(22)	(43)	(42)
Less: Revenues from hotels disposed of	—	(3)	—	(10)
Less: Revenues from the Hilton San Francisco Hotels	—	(46)	—	(94)
Comparable Hotel Revenues	$664	$643	$1,282	$1,216

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change(2)		2024	2023	Change(2)
Total Revenues	$686	$714	(4.0)%		$1,325	$1,362	(2.7)%
Operating income (loss)	$121	$(98)	223.0%		$213	$(18)	1,315.2%
Operating income (loss) margin(2)	17.5%	(13.7%)	3,120	bps	16.1%	(1.3%)	1,740	bps

Comparable Hotel Revenues	$664	$643	3.2%		$1,282	$1,216	5.4%
Comparable Hotel Adjusted EBITDA	$199	$192	3.4%		$367	$337	8.8%
Comparable Hotel Adjusted EBITDA margin(2)	29.9%	29.8%	10	bps	28.6%	27.7%	90	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to stockholders	$64	$(150)	$92	$(117)
Depreciation and amortization expense	64	64	129	128
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Gain on sales of assets, net	—	—	—	(15)
Gain on derecognition of assets(1)	(15)	—	(29)	—
Gain on sale of investments in affiliates(2)	—	(3)	—	(3)
Impairment loss	7	202	12	202
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	(3)	(1)	(7)
Pro rata FFO of investments in affiliates	4	5	5	10
Nareit FFO attributable to stockholders	122	114	206	196
Casualty loss	—	1	1	2
Share-based compensation expense	5	5	9	9
Interest expense associated with hotels in receivership(1)	15	—	29	—
Other items	(5)	9	3	14
Adjusted FFO attributable to stockholders	$137	$129	$248	$221
Nareit FFO per share – Diluted(3)	$0.58	$0.53	$0.98	$0.90
Adjusted FFO per share – Diluted(3)	$0.65	$0.60	$1.18	$1.01
Weighted average shares outstanding – Diluted	211	215	211	218
______________________________________________
(1)For the three and six months ended June 30, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.
(2)Included in other (loss) gain, net.
(3)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT(1)

(unaudited, in millions)
June 30, 2024
Debt	$3,856
Add: unamortized deferred financing costs and discount	27
Less: unamortized premium	—
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,883
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs(1)	157
Less: cash and cash equivalents	(449)
Less: restricted cash	(35)
Net Debt	$3,556

______________________________________________
(1)Excludes approximately $17 million of Park's share of debt that was repaid in connection with the sale of the Hilton La Jolla Torrey Pines in July 2024.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA, ADJUSTED EBITDA, COMPARABLE HOTEL ADJUSTED EBITDA
AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, in millions)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$155	$185
Depreciation and amortization expense	258	258
Interest income	(21)	(21)
Interest expense	213	213
Interest expense associated with hotels in receivership	60	60
Income tax expense	(10)	(10)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	12	12
EBITDA	667	697
Gain on derecognition of assets	(60)	(60)
Share-based compensation expense	18	18
Impairment and casualty loss	13	13
Other items	22	22
Adjusted EBITDA	660	690
Less: Adjusted EBITDA from investments in affiliates	(21)	(21)
Add: All other	56	57
Comparable Hotel Adjusted EBITDA	$695	$726

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,634	$2,670
Less: Other revenue	(92)	(92)
Comparable Hotel Revenues	$2,542	$2,578

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,634	$2,670
Operating income	$410	$441
Operating income margin(1)	15.6%	16.5%

Comparable Hotel Revenues	$2,542	$2,578
Comparable Hotel Adjusted EBITDA	$695	$726
Comparable Hotel Adjusted EBITDA margin(1)	27.3%	28.1%
______________________________________________
(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to stockholders	$144	$174
Depreciation and amortization expense	258	258
Depreciation and amortization expense attributable to noncontrolling interests	(5)	(5)
Gain on derecognition of assets	(60)	(60)
Impairment loss	12	12
Equity investment adjustments:
Equity in earnings from investments in affiliates	—	—
Pro rata FFO of equity investments	8	8
Nareit FFO attributable to stockholders	357	387
Casualty loss	1	1
Share-based compensation expense	18	18
Interest expense associated with hotels in receivership	60	60
Other items	7	9
Adjusted FFO attributable to stockholders	$443	$475
Adjusted FFO per share – Diluted(1)	$2.10	$2.26
Weighted average diluted shares outstanding	210	210
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park's portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through July 31, 2024 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.